Exhibit 23.2


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Vicom, Incorporated on Form S-3 of our report dated February 15, 2001, on our audits of the consolidated financial statements and financial statement schedule of Vicom, Incorporated as of December 31, 2000, and for the years ended December 31, 2000 and 1999, appearing in the Annual Report on Form 10-K of Vicom, Incorporated for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

                                        /S/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota
May 30, 2002